Exhibit 21.1

Schedule of Subsidiaries of ReAble Therapeutics Finance LLC

ReAble Therapeutics Finance Corporation
ReAble Therapeutics LLC
Encore Medical GP, Inc., a Nevada corporation
Encore Medical Partners, Inc., a Nevada corporation
Encore Medical Asset Corporation, a Nevada corporation
Encore Medical, L.P., a Delaware limited partnership
Empi, Inc., a Minnesota corporation
Empi Corp., a Minnesota corporation
Empi Sales LLC, a Minnesota limited liability company
Empi Europe GmbH, a German corporation
Empi Germany GmbH, a German corporation
Ormed GmbH & Co. Kg, a German partnership
Ormed Ortho GmbH, a German corporation
Chattanooga Europe, B.V.B.A., a Belgian corporation
Compex Technologies LLC, a Minnesota limited liability company
EmpiCare Inc., a Kentucky corporation
Compex SA, a Swiss corporation
Compex Medical SA, a Swiss corporation
Compex Sport SA, a Swiss corporation
Compex SAS, a French corporation
Compex Medical GmbH, a German corporation
Medi-Compex Iberica Srl, a Spanish corporation
Compex Italia Srl, an Italian corporation
Cefar AB, a Swedish corporation
Cefar Medical GmbH, a German corporation
Cefar Matcher AB, a Swedish corporation
Cefar Norge AS, a Norwegian corporation
ATM S.A., a Spanish corporation
Cefar France SAS, a French corporation
ATM Madrid, a Spanish corporation